Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated April 15, 2016 (this “Agreement”), is made and entered into by and among MONACO FINANCIAL LLC, a California limited liability company (“Lender”), ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Borrower”), OCEANICA MARINE OPERATIONS, S.R.L., a Panamanian company (“OMO”), ODYSSEY MARINE SERVICES, INC., a Nevada corporation (“OMS”), and, solely for purposes of Article 9, ODYSSEY MARINE ENTERPRISES, LTD., a Bahamian company (“Guarantor”).

Witnesseth:

WHEREAS, Borrower and Guarantor have requested that Lender enter into financing arrangements with Borrowers pursuant to which Lender will make loans to Borrower; and

WHEREAS, each of Guarantor, OMO, and OMS is a direct or indirect, wholly owned subsidiary of Odyssey and, as a result, will receive substantial benefits from financing arrangements contemplated by this Agreement; and

WHEREAS, Lender is willing to agree to make such loans, on the terms and conditions set forth herein.

Article 1

Definitions

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“Advance” means a disbursement of Loan funds made, or to be made, to Borrower by Lender under the terms and conditions of this Agreement.

“Collateral Parties” means OMO and OMS, collectively.

“ExO” means Exploraciones Oceanicas S. de R.L. de C.V., a Mexican company.

“ExO Note” means the Amended and Restated Consolidated Note and Guaranty, dated September 25, 2015, in the original principal amount of $18.0 million and issued by ExO.

“ExO Note Maturity Date” means the Maturity Date (as defined in the ExO Note), as such date may be extended or otherwise modified in accordance with the terms of the ExO Note.

“Loan Documents” means this Agreement and the Note.

“Maturity Date” means the second anniversary of the date of this Agreement.

“Minosa” means Minera del Notre S.A. de C.V., a Mexican societe anonime.

“Obligations” means the Loan and all attorneys’ fees, court costs and expenses of whatever kind incident to the collection of the Loan and the enforcement and protection of the security interest created hereby.

“Odyssey Parties” means Borrower and the Collateral Parties, collectively.

“OMO Collateral” means one-half of the indebtedness evidenced by the ExO Note and all rights associated therewith.

“OMS Collateral” means the assets listed or described in Appendix A attached hereto.

“Option Consideration” means $9.3 million.

“Penelope” means Penelope Mining LLC, a Delaware limited liability company.

“Senior Lender” means Epsilon Acquisitions LLC, a Delaware limited liability company.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 11, 2015, by and among Odyssey, Penelope, and Minosa.

Article 2

Advances

Section 2.01. Advances. Subject to the terms and conditions of this Agreement and the Note, Lender has made or agrees to make Advances to Borrower in the aggregate amount of up to ($1,825,000.00) (the “Loan”) at the request of Borrower.

Section 2.02. Maturity Date. The entire unpaid principal sum disbursed and outstanding, together with any interest thereon remaining unpaid and any other sums due Lender in connection with each Advance shall be due and payable in full no later than the Maturity Date.

Section 2.03. The Note. The Loan shall be evidenced by and repaid in accordance with the terms of a promissory note of Borrower payable to the order of Lender in the maximum principal amount of $1,825,000 (the “Note”). The repayment terms applicable to the Loan are set forth in the Note. Interest shall accrue on amounts outstanding under the Note as set forth therein.

Section 2.04. Payments. All payments of principal, interest, and any other amounts due hereunder or under the Note shall be made to Lender by wire transfer in immediately available funds to the account designated in writing by Lender.

Article 3

Security

Section 3.01. Grant of Security Interest. As security for the Loan:

(a) OMS hereby grants to Lender a continuing security interest in the OMS Collateral and all substitutions, replacements, additions, accessions, proceeds, products to or of the OMS Collateral; and

(b) OMO hereby grants to Lender, as of the date, if any, that the Final Advance (as defined in Section 7.02(a)) is made, a continuing security interest in the OMO Collateral and all substitutions, replacements, additions, accessions, proceeds, products to or of the OMO Collateral.

For the avoidance of doubt, Lender acknowledges that its security interest in the collateral described in Section 3.01 is not a first priority security interest, and Lender’s security interest in such collateral is subordinate only to the security interests granted to the Senior Lender.

Section 3.02. Secured Indebtedness. The security interest granted hereby shall secure the prompt payment of the Obligations and the prompt performance of each of the covenants and duties under this Agreement and the Loan Documents.

Section 3.03. Perfection by Filing. Each of the Collateral Parties hereby specifically authorizes Lender at any time and from time to time to file financing statements, continuation statements, similar perfection documents, and amendments thereto that describe the Collateral and contain any other information required by the applicable law of the jurisdiction of organization of each of the Collateral Parties for the sufficiency or filing office acceptance of any financing statement, continuation statement, similar perfection documents, or amendment.

Section 3.04. Perfection Other Than by Filing. At any time and from time to time, each of the Collateral Parties shall take such steps as Lender may reasonably request for Lender to ensure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

Article 4

Representations and Warranties of Borrower

Borrower represents and warrants to Lender as follows:

Section 4.01. Organization. Each of the Odyssey Parties (a) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite power to own its property and conduct its business as now conducted.

Section 4.02. Authorization. The execution, delivery, and performance of the Loan Documents and the transactions contemplated hereby and thereby (a) are within the authority of each of the Odyssey Parties a party thereto, (b) have been duly authorized by all necessary proceedings of each of the Odyssey Parties, (c) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which any Odyssey Party is subject, and (d) do not conflict with any provision of the articles of incorporation or organization, operating agreement, or other organizational document of Borrower.

Section 4.03. Enforceability. The execution, delivery, and performance of the Loan Documents will result in valid and legally binding obligations of the Odyssey Parties, and their respective successors and assigns, enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04. Governmental Approvals. The execution, delivery, and performance by each of the Odyssey Parties of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority the failure of which to obtain would reasonably be expected to have a material adverse effect on any of the Odyssey Parties.

Article 5

Representations and Warranties of Lender

Lender represents and warrants to Borrower as follows:

Section 5.01. Organization. Lender (a) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite power to own its property and conduct its business as now conducted.

Section 5.02. Authorization. The execution, delivery, and performance of the Loan Documents and the transactions contemplated hereby and thereby (a) are within the authority of Lender, (b) have been duly authorized by all necessary proceedings of Lender, (c) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which any Lender is subject, and (d) do not conflict with any provision of the articles of organization, operating agreement, or other organizational document of Lender.

Section 5.03. Enforceability. The execution, delivery, and performance of the Loan Documents will result in valid and legally binding obligations of the Lender and its successors and assigns, enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.04. Governmental Approvals. The execution, delivery, and performance by Lender of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority the failure of which to obtain would reasonably be expected to have a material adverse effect on Lender.

Article 6

Covenants of Borrower

Section 6.01. Payment. Borrower will pay or cause to be paid the principal and interest on the Loan and all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

Section 6.02. Conduct of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without 10 days’ prior written notice to Lender, Borrower shall not change its name or the location of its principal executive office. If Borrower makes a change of its name or location of doing business, Borrower shall promptly execute any and all financing statements and amendments or continuations thereof and any other documents that Lender may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

Article 7

Conditions to Closing

Section 7.01. Closing Date Advance. The obligation of Lender to fund the Advance to be made on the date hereof (the “Closing Date”) is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a) each of the Odyssey Parties shall have performed and complied in all material respects with all of the covenants, agreements, obligations, and conditions required by this Agreement;

(b) Borrower shall have delivered to Lender the Note, executed by Borrower, in form and substance satisfactory to Lender; and

(c) Lender shall have received such other approvals and documents as Lender may reasonably request.

Section 7.02. Final Advance. The obligation of Lender to fund the Advance to be made on or prior to [April 1], 2016 (the “Final Advance”), is subject to the fulfillment, on or prior to the such date, of each of the following conditions:

(a) each of the Odyssey Parties shall have performed and complied in all material respects with all of the covenants, agreements, obligations, and conditions required by this Agreement;

(b) Borrower shall have delivered to Lender the Note, executed by Borrower, in form and substance satisfactory to Lender; and

(c) Lender shall have received such other approvals and documents as Lender may reasonably request.

Article 8

Default and Remedies

Section 8.01. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) any default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five days;

(b) any material misrepresentation by any of the Odyssey Parties hereunder or under any of the other Loan Documents; or

(c) any failure by any of the Odyssey Parties to perform any of its obligations, covenants or agreements under any of the Loan Documents.

Section 8.02. Remedies. Upon the occurrence of any Event of Default described in Section 8.01, the indebtedness evidenced by the Note shall be immediately due and payable in full upon demand by Lender; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at their option accelerate the maturity of the indebtedness evidenced by the Note. Upon the occurrence of any such Event of Default, demand by Lender, and the acceleration of the maturity of the indebtedness evidenced by the Note, Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity, or by statute.

Section 8.03. Remedies Cumulative; No Waiver. No right, power, or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder, under any of the other Loan Documents, or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power, or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power, and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

Article 9

Guaranty

Section 9.01. Guaranty. For value received, Guarantor hereby unconditionally and irrevocably guarantees to Lender all obligations of the other Odyssey Parties pursuant to or arising from this Agreement (collectively, the “Odyssey Obligations”). Lender may bring a separate action against Guarantor for any accrued but unpaid Odyssey Obligations without making any demand upon the other Odyssey Parties, and without separately proceeding against the other Odyssey Parties, and without pursuing any other remedy.

Section 9.02. Certain Guaranty Matters.

(a) Lender shall have the right, without notice to Guarantor, to: (i) renew, extend, accelerate, waive, compromise, release, restructure and otherwise modify, or refuse to modify, the Odyssey Obligations, the liability of any person therefor as principal, guarantor, surety or otherwise, and/or any security therefor; and (ii) pursue or not pursue, or make elections among, Lender’s remedies against any such persons, even if any rights that Guarantor may have, including subrogation, reimbursement, indemnity, contribution and/or participation in security, are impaired or extinguished. Guarantor waives any right or defense that might arise by reason of Lender’s exercise of any such rights.

(b) Guarantor’s liability shall not be affected by any circumstance constituting legal or equitable discharge of a guarantor or surety other than payment in full of the Odyssey Obligations. Guarantor hereby waives, and agrees not to exercise, any rights it may have arising from or based on: (i) any right to require Lender to proceed against any other Odyssey Party or to pursue any other remedy whatsoever; (ii) any defense based upon any legal disability of, any discharge or limitation of the liability of, any restraint or stay applicable to actions against, or the lack of authority or termination of existence of any other Odyssey Party; (iii) any right of setoff, recoupment or counterclaim, other than any right of setoff that may be applicable under this Agreement; (iv) presentment, protest, notice of acceptance, notice of protest, notice of dishonor and notice of any action or inaction; and (v) any defense based upon negligence of Lender, including any failure to file a claim in any bankruptcy.

Article 10

Option

Section 10.01. Grant of Option. As additional consideration for the Loan, during the period commencing on the date hereof and ending on the earlier of (a) the date that is 30 days after the Loan is paid in full or (b) the ExO Note Maturity Date (as applicable the “Expiration Date”), Lender shall have the right to purchase from OMO, and OMO shall be obligated to sell to Lender, the OMO Collateral in exchange for the Option Consideration (the “Option”).

Section 10.02. Exercise of the Option. Lender may exercise the Option by delivering to OMO a notice (the “Exercise Notice”) on or before the Expiration Date, specifying a desired date not less than five (5) nor more than twenty (20) business days from the date of such Exercise Notice on which Lender desires to consummate the purchase and sale contemplated by the Option (the “Option Closing Date”).

Section 10.03. Option Closing.

(a) The closing of the exercise of the Option (the “Option Closing”) shall occur at 10:00 a.m. local time on the Option Closing Date. The Option Closing shall occur at the offices of Borrower or at such other location as the parties hereto shall agree.

(b) On the Option Closing Date, OMO shall deliver to Lender an allonge with respect to the OMO Collateral, duly endorsed in blank with appropriate transfer powers.

(c) On the Closing Date, Lender shall deliver to OMO:

(i)	$1.8 million in cash by wire transfer of immediately available funds to an account designated by OMO; and

(ii)	a promissory note, in form and substance reasonably acceptable to OMO (the “Option Exercise Note”), in an amount equal to the remaining balance of the Option Consideration, payable in ten monthly installments of $750,000 beginning on the date that is one month after the Option Closing Date.

The indebtedness evidenced by the Option Exercise Note shall bear interest at the then-current Applicable Federal Rate.

Section 10.04. Other Matters. If Lender exercises the Option, Lender will be entitled to the conversion rights thereunder, and, with respect to the $9.3 million portion of the ExO Note that has been acquired (i.e., the OMO Collateral) , the right to make additional advances in accordance with the terms thereof. If, however, Lender defaults in any of its obligations to pay the balance of the purchase price pursuant to the Option Exercise Note, Lender will forfeit the conversion rights and the right to make additional advances in accordance with the terms thereof the ExO Note, provided that Lender shall retain the portion of the OMO Collateral and all rights thereunder for which OMO has been paid.

Article 11

Miscellaneous

Section 11.01. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.02. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

If to any of the Odyssey Parties:	Odyssey Marine Exploration, Inc.
5215 West Laurel Street
Tampa, Florida 33607
Attention: President and CFO
Email: mark@odysseymarine.com

With a copy to:	Akerman LLP
401 East Jackson Street
Suite 1700
Tampa, Florida 33602
Attention: David M. Doney
Email: david.doney@akerman.com

If to Lender:	c/o Borchard & Callahan, APC
25909 Pala
Suite 300
Mission Viejo, California 92691
Attention: Thomas Borchard
Email: tborchard@borchardlaw.com

Section 11.03. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.04. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.05. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.06. Entire Agreement. This Agreement and the other Loan Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 11.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 11.08. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF TAMPA AND COUNTY OF HILLSBOROUGH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER,

(C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 11.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MONACO FINANCIAL LLC		ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Michael A. Carabini	By:	/s/ Mark D. Gordon
	Michael A. Carabini, President		Mark D. Gordon
President and Chief Executive Officer

OCEANICA MARINE OPERATIONS, S.R.L.

		By:	/s/ Mark D. Gordon
		Name:	Mark D. Gordon
		Title:	Vice President

ODYSSEY MARINE SERVICES, INC.

		By:	/s/ Mark D. Gordon
		Name:	Mark D. Gordon
		Title:	President

Solely for Purposes of Article 9:

ODYSSEY MARINE ENTERPRISES, LTD.

		By:	/s/ Mark D. Gordon
		Name:	Mark D. Gordon
		Title:	Vice President

Appendix A

OMS Collateral

All technology and assets aboard the MV Dorado Discovery and in OMS’s possession or control used for offshore exploration, including an ROV system, deep-tow search systems, winches, multi-beam sonar, and other equipment.